Exhibit 10.2
[Execution Copy]
FIFTH AMENDMENT AGREEMENT
     This Fifth Amendment Agreement (“Amendment”) is executed as of the 7th day of September, 2005, by and among Pier 1 Funding, L.L.C., a Delaware limited liability company, as transferor (the “Transferor”), Pier 1 Imports (U.S.), Inc., a Delaware corporation, as servicer (the “Servicer”), and Wells Fargo Bank, National Association (successor by merger to Wells Fargo Bank Minnesota, National Association), a national banking association, as trustee (the “Trustee”).
W I T N E S S E T H:
     WHEREAS, the Transferor, the Servicer and the Trustee executed the Series 2001-1 Supplement dated as of September 4, 2001 (as heretofore amended, the “Supplement”), to the Pooling and Servicing Agreement dated as of February 12, 1997, among such parties (as heretofore amended, the “Agreement;” unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Agreement or the Supplement, as applicable); and
     WHEREAS, the parties hereto have agreed to amend further the Supplement on the terms and conditions hereinafter set forth.
     NOW, THEREFORE, the parties hereto agree as follows:
     SECTION 1. Amendment of the Supplement. Effective on the date hereof and subject to the satisfaction of the condition precedent set forth in Section 2 below, the Supplement is hereby amended as follows:
     (a) The definition of “Class B Minimum Required Amount” set forth in Section 1.2 of the Supplement is amended and restated in its entirety to read as follows:
     “Class B Minimum Required Amount” shall mean, at any time of determination, (a) if Pier 1 Imports’ senior unsecured debt rating is at least BB by Standard & Poor’s and Ba2 by Moody’s, the greater of (i) the quotient obtained by dividing (A) 8.5% of the Class A Invested Amount at such time by (B) 0.915, and (ii) the sum of (A) 3.0% of the Class A Purchase Limit at such time and (B) 3.0% of the quotient obtained by dividing (1) 8.5% of the Class A Purchase Limit at such time by (2) 0.915; (b) if Pier 1 Imports’ senior unsecured debt rating is below BB by Standard & Poor’s or below Ba2 by Moody’s, the greater of (i) the quotient obtained by dividing (A) 12.0% of the Class A Invested Amount at such time by (B) 0.88, and (ii) the sum of (A) 3.0% of the Class A Purchase Limit at such time and (B) 3.0% of the quotient obtained by dividing (1) 12.0% of the Class A Purchase Limit at such time by (2) 0.88.
     (b) Section 1.9(i) of the Supplement is amended and restated in its entirety to read as follows:
     (i) a downgrade of Pier 1 Imports’ senior unsecured debt rating to below B+ by Standard & Poor’s or B1 by Moody’s or a withdrawal by either such rating agency of its rating of Pier 1 Imports’ senior unsecured debt;
     (c) The Transferor hereby confirms that it is the sole Holder of the Class B Certificates and covenants that it will not sell, assign or otherwise transfer any Class B Certificate or an interest therein without the prior written consent of the Administrative Agent.
     (d) If the Class B Minimum Required Amount is increased as a consequence of Pier 1 Imports’ senior unsecured debt rating falling below BB by Standard & Poor’s or below Ba2 by Moody’s, then notwithstanding anything to the contrary in the Agreement or the Supplement, the Transferor shall immediately take action to cause the Class B Invested Amount to at least equal such increased Class B Minimum Required Amount, as follows:

     (i) the maximum face amount of the outstanding Class B Certificates shall be deemed automatically to have been increased ratably such that after giving effect to such increase, the aggregate maximum face amount of the outstanding Class B Certificates equals $13,636,364, it being understood that the Transferor may surrender the Class B Certificates for replacement Class B Certificates reflecting the correct maximum face amounts;
     (ii) if the Transferor Amount exceeds the Minimum Transferor Amount, the Class B Invested Amount shall automatically be increased by an amount equal to the lesser of (A) the excess of the increased Class B Minimum Required Amount over the Class B Invested Amount and (B) the largest amount that will not result in the Transferor Amount being less than the Minimum Transferor Amount, and the Trustee, in accordance with written instructions from the Servicer, a copy of which shall be delivered to the Administrative Agent, shall reflect such increase in its books and records; and
     (iii) if after giving effect to the foregoing increase in the Class B Invested Amount, if any, the increased Class B Minimum Required Amount still exceeds the Class B Invested Amount, then the Trustee, in accordance with written instructions from the Servicer, shall retain all Collections in respect of Principal Receivables received on each day in the Principal Account until such time as the amount on deposit therein at least equals an amount (the “Special Reduction Amount”) that, when applied to reduce the Class A Invested Amount, will cause the Class B Invested Amount to at least equal the increased Class B Minimum Required Amount, whereupon, on the next succeeding Distribution Date, the Trustee, pursuant to written instructions from the Servicer, shall withdraw the Special Reduction Amount from the Principal Account and deposit it into the Distribution Account, and the Paying Agent, on such Distribution Date, shall pay the Special Reduction Amount ratably to the Class A Certificateholders to reduce the Class A Invested Amount;
provided, however, that the Transferor may take such other steps to cause the Class B Invested Amount to at least equal the increased Class B Minimum Required Amount as may be approved in writing by the Administrative Agent. Notwithstanding anything to the contrary in the Supplement, if within five Business Days following the date of any reduction of Pier 1 Imports’ senior unsecured debt rating below BB by Standard & Poor’s or below Ba2 by Moody’s, and the resulting increase in the Class B Minimum Required Amount, the Class B Invested Amount does not at least equal such increased Class B Minimum Required Amount, then Series 2001-1 Certificateholders evidencing Undivided Interests aggregating more than 50% of the Invested Amount of any class of this Series 2001-1, by notice then given in writing to the Transferor, the Servicer and the Trustee, may declare that a Series 2001-1 Pay Out Event has occurred as of the date of such notice, it being understood that the Trustee shall in no event be required to perform any obligation set forth herein, in the Agreement or in the Supplement resulting from the occurrence of such Pay Out Event, unless the Trustee has received such written notice. In addition, notwithstanding anything to the contrary in the Supplement, if at any time the Class B Invested Amount is less than the Class B Minimum Required Amount, no Principal Collections shall be paid to the Holder of the Exchangeable Transferor Certificate as contemplated in Section 4.18(c) of the Supplement, but rather shall be retained in the Collection Account or the Principal Account for distribution as described in clause (d)(iii) above or otherwise in accordance with the other terms of the Supplement on the next succeeding Distribution Date.
     SECTION 2. Condition Precedent. This Amendment shall become effective as of the date hereof upon the execution of this Amendment by all of the parties hereto and the execution and delivery of the Consent to Amendment to Supplement attached hereto.
     SECTION 3. Miscellaneous.
     3.1 Ratification. As amended hereby, the Supplement is in all respects ratified and confirmed and the Supplement as so supplemented by this Amendment shall be read, taken and construed as one and the same instrument.
     3.2 Representation and Warranty. Each of the Transferor and the Servicer represents and warrants that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     3.3 Governing Law; Parties; Severability. This Amendment shall be governed by and construed in accordance with the laws and decisions (as opposed to the conflicts of law provisions) of the State of New York. Whenever in this Amendment there is a reference made to any of the parties hereto, such reference shall also be a reference to the successors and assigns of such party, including, without limitation, any debtor-in-possession or trustee. The provisions of this Amendment shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto. Whenever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.
     3.4 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Amendment to be fully executed by their respective officers as of the day and year first above written.

PIER 1 FUNDING, L.L.C., Transferor
By
Name:
Title:

PIER 1 IMPORTS (U.S.), INC., Servicer
By
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION (successor by merger to Wells Fargo Bank Minnesota, National Association), Trustee
By
Name:
Title:

[Consent to Amendment to Supplement Attached]

CONSENT TO AMENDMENT TO SUPPLEMENT
     The undersigned, constituting the Majority Investors under and as defined in the Certificate Purchase Agreement dated as of September 4, 2001 (as heretofore amended, the “Purchase Agreement”), among Pier 1 Funding, L.L.C., as the transferor, Pier 1 Imports (U.S.), Inc., as the servicer, the Class A Purchasers named therein and JPMorgan Chase Bank, N.A. (as successor to Morgan Guaranty Trust Company of New York), as the administrative agent, hereby consent to the terms and conditions of the Fifth Amendment Agreement dated as of September 7, 2005, among Pier 1 Funding, L.L.C., as transferor, Pier 1 Imports (U.S.), Inc., as servicer, and Wells Fargo Bank, National Association (successor by merger to Wells Fargo Bank Minnesota, National Association), as trustee, relating to the Series 2001-1 Supplement dated as of September 4, 2001, as heretofore amended, among the same parties.

PARK AVENUE RECEIVABLES COMPANY, LLC (as successor to Delaware Funding Company, LLC), as the sole Structured Investor By JPMorgan Chase Bank, N.A., as attorney-in-fact
By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as the sole Committed Investor
By:
Name:
Title: